Exhibit 24

(Form of Power of Attorney)

NATIONAL PATENT DEVELOPMENT CORPORATION
POWER OF ATTORNEY
FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Belknap and Ira J. Sobotko, or either of them, as their attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 of National Patent Development Corporation registering shares of common stock of National Patent Development Corporation to be offered pursuant to the National Patent Development Corporation 2007 Incentive Stock Plan, the National Patent Development Corporation 2003 Incentive Stock Plan, as amended and the Non-Employee Director Plan, and any and all amendments (whether pre- or post-effective) to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ HARVEY P. EISEN	Chairman, Chief Executive Officer and President	April 1, 2008
Harvey P. Eisen /s/ JOHN C. BELKNAP	(Principal Executive Officer) Vice President and Director	April 1, 2008
John C. Belknap /s/ IRA J. SOBOTKO	Vice President, Finance, Secretary and Treasurer of the Company	April 1, 2008
Ira J. Sobotko /s/ TALTON R. EMBRY	(Principal Financial and Accounting Officer) Director	April 1, 2008
Talton R. Embry /s/ SCOTT N. GREENBERG	Director	April 1, 2008
Scott N. Greenberg /s/ LAWRENCE G. SCHAFRAN	Director	April 1, 2008
Lawrence G. Schafran